UMPQUA HOLDINGS CORPORATION 4th Quarter 2016 Earnings Conference Call Presentation January 26, 2017

2 Forward-looking Statements and Notes This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. We make forward-looking statements about credit discount accretion on acquired loans and 2017 initiatives and growth opportunities. Specific risks that could cause results to differ from these forward looking statements include our ability to successfully develop and market new products and technology. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; significant volatility in interest rates; unanticipated weakness in loan demand or loan pricing; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; unanticipated increases in the cost of deposits; changes in laws or regulations; changes in regulatory or compliance costs; and changes in general economic conditions.

Full-Year 2016 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Net earnings available to common shareholders of $232.8 million, or $1.05 per diluted common share, up from $222.2 million, or $1.01 per diluted common share, for 2015  Operating earnings(1) of $1.19 per diluted common share, unchanged from 2015  Total revenue of $1.1 billion, unchanged from prior year as increased mortgage banking revenues were offset by lower average yields on interest-earning assets, along with a lower level of interest income arising from the accretion of the credit discount recorded on acquired loans  Total non-interest expense decreased by 3%, reflecting lower merger-related expenses and lower salaries and benefits expense, partially offset by higher mortgage banking expenses due to the increase in mortgage originations  Gross loan and lease growth of $642 million, or 4% (excluding the impact of loan sales, loan growth of $1.3 billion, or 8%)  Deposit growth of $1.3 billion, or 7%  Paid dividends of $0.64 per common share, repurchased 635,000 shares of stock and grew tangible book value(1) by 4%, or $0.34 per share  Annual growth in tangible book value(1) + dividends of 11%

Fourth Quarter 2016 Highlights 4 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Net earnings available to common shareholders of $69.2 million, or $0.31 per diluted common share, up from $61.8 million, or $0.28 per diluted common share, in the prior quarter  Operating earnings(1) of $0.27 per diluted common share, down from $0.32 in the prior quarter  Total revenue increased by $15.8 million: • Net interest income decreased by $2.1 million, reflecting lower accretion of the credit discount recorded on acquired loans, lower prepayment fee income and higher premium amortization on investment securities, partially offset by growth in in interest-earning assets • Non-interest income increased by $17.9 million, driven primarily by gains related to fair value changes of the mortgage servicing rights ("MSR") asset and debt capital market swap derivatives, partially offset by lower revenues from the origination and sale of mortgages due to a decrease in the home lending gain on sale margin  Non-interest expense increased by $2.3 million due primarily to higher merger-related and other expense  Gross loans and leases grew to $17.5 billion  Deposits grew to $19.0 billion  Estimated total risk-based capital ratio of 14.6% and estimated Tier 1 common to risk weighted assets ratio of 11.4%  Declared quarterly cash dividend of $0.16 per common share  Repurchased 75,000 shares of common stock for $1.3 million

Key Performance Ratios

		For the year ended		For the quarter ended				
		FY 2016	FY 2015	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Profitability (operating basis)[1]	Return on average assets	1.09%	1.15%	0.97%	1.13%	1.16%	1.10%	1.10%
	Return on average tangible assets	1.18%	1.26%	1.05%	1.22%	1.26%	1.19%	1.20%
	Return on average common equity	6.74%	6.91%	6.12%	7.08%	7.16%	6.63%	6.64%
	Return on average tangible common equity	12.70%	14.35%	11.47%	13.28%	13.51%	12.57%	12.70%
	Efficiency ratio - consolidated	60.81%	61.04%	62.15%	58.96%	59.78%	62.49%	63.00%
	Net interest margin - consolidated	4.04%	4.44%	3.83%	3.95%	4.07%	4.34%	4.39%
Credit Quality	Non-performing loans and leases to loans and leases	0.32%	0.26%	0.32%	0.31%	0.28%	0.31%	0.26%
	Non-performing assets to total assets	0.25%	0.28%	0.25%	0.25%	0.27%	0.30%	0.28%
	Net charge-offs to average loans and leases (annualized)	0.22%	0.14%		0.24%	0.23%	0.12%	0.10%
Capital	Tangible common equity to tangible assets [1]	9.10%	9.35%	9.10%	9.14%	9.30%	9.26%	9.35%
	Tier 1 common to risk-weighted asset ratio [2]	11.4%	11.4%	11.4%	11.3%	11.0%	10.9%	11.4%
	Total risk-based capital ratio [2]	14.6%	14.3%	14.6%	14.5%	14.3%	14.2%	14.3%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement

($ in millions except per share data)	Year ended FY 2016	FY 2015	Quarter ended Q4 2016	Q3 2016	Q4 2015
Net interest income before provision	$ 844.6	$ 871.6	$ 207.8	$ 209.9	$ 219.8
Provision for loan and lease losses	41.7	36.6	13.2	13.1	4.5
Net interest income after provision	802.9	835.0	194.6	196.8	215.3
Non-interest income	299.9	275.7	98.6	80.7	69.3
Non-interest expense	737.2	763.6	183.5	181.2	185.9
Income before provision for income taxes	**365.7**	**347.1**	**109.8**	**96.3**	**98.7**
Provision for income taxes	132.8	124.6	40.5	34.5	35.7
Net income	**232.9**	**222.5**	**69.3**	**61.8**	**63.0**
Dividends and undistributed earnings allocated to participating securities	0.1	0.4	0.0	0.0	0.1
Net earnings available to common shareholders	**$ 232.8**	**$ 222.2**	**$ 69.2**	**$ 61.8**	**$ 62.9**
Total non-operating adjustments, pre tax [1][2]	50.1	69.5	(15.1)	13.0	2.5
Income tax effect [1]	(20.0)	(27.8)	6.0	(5.2)	(1.0)
Operating earnings [2]	**$ 262.9**	**$ 263.9**	**$ 60.2**	**$ 69.6**	**$ 64.4**
Earnings per diluted share:					
Earnings available to common shareholders	$1.05	$1.01	$0.31	$0.28	$0.28
Operating earnings [2]	$1.19	$1.19	$0.27	$0.32	$0.29

- Note: tables may not foot due to rounding.
- [1] Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
- [2] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

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UMPQUA B·A·N·K

Net Interest Income and Margin 7 $219.8 $217.7 $209.2 $209.9 $207.8 4.39% 4.34% 4.07% 3.95% 3.83% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $100 $120 $140 $160 $180 $200 $220 $240 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Net interest income Net interest margin (in millions) 4.09% 3.97% 3.86% 3.77% 3.65% Adjusted NIM (1) > (1) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs

Provision for Loan and Lease Losses 8 $4.5 $4.8 $10.6 $13.1 $13.2 $0 $2 $4 $6 $8 $10 $12 $14 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Provision for Loan and Lease Losses (in millions)

Non-interest Income 9 (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes change in fair value of MSR asset (included in residential mortgage banking revenue, net) and change in fair value of swap derivative (included in other income). $69.3 $46.0 $74.7 $80.7 $98.6 $0 $25 $50 $75 $100 $125 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 (1),(2) Non-interest Income (GAAP) $12.5 $10.1 $12.7 $11.6 $11.4 $1.7 $2.4 $5.6 $1.3 $4.1 $1.8 $2.1 $2.2 $2.1 $2.1 $32.9 $36.1 $50.7 $55.0 $42.0 $4.1 $4.1 $4.6 $4.1 $4.2 $15.0 $14.5 $15.7 $15.8 $15.3 $0 $20 $40 $60 $80 $100 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q4 2016 Other income Gain on loan sales BOLI income Residential mortgage banking revenue, net Brokerage fees Service charges Non-interest Income (Operating Basis) (in millions) $68.1 $69.2 $91.5 $89.9 $79.1

10 $352 $333 $366 $306 $250 $795 $764 $1,046 $1,119 $1,061 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Banking 3.19% 3.72% 4.02% 4.08% 3.05% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Gain on sale margin $1,147 $1,097 $1,412 $1,424 $1,311

$182.2 $180.1 $180.4 $177.4 $179.0 63.0% 62.5% 59.8% 59.0% 62.2% 55.0% 60.0% 65.0% 70.0% 75.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Non-interest expense (operating basis) Efficiency ratio (operating basis) Non-interest Expense 11 (in millions) > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. > (2) Excludes merger related expenses, goodwill impairment and exit or disposal costs. Non-interest Expense and Efficiency Ratio Non-interest Expense Bridge (operating basis) (1)(2) $177.4 $179.0 $185.9 $184.0 $188.5 $181.2 $183.5 64.0% 69.5% 66.2% 62.1% 59.7% 55.0% 60.0% 65.0% 70.0% 75.0% 80.0% $105.0 $125.0 $145.0 $165.0 $185.0 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Non-interest expense (GAAP) Efficiency ratio (GAAP) (in millions) (1),(2) (1),(2) $2.9 $(1.8) $(1.4) $(0.9) $(0.4)

Selected Balance Sheet 12 ($ in millions) Q4 2016 Q3 2016 Q4 2015 Total assets 24,813.1$ 24,744.2$ 23,406.4$ Interest bearing cash and temporary investments 1,117.4 1,102.4 496.1 Investment securities available for sale, fair value 2,701.2 2,520.0 2,522.5 Loans and leases, gross 17,508.7 17,392.1 16,866.5 Allowance for loan and lease losses (134.0) (133.7) (130.3) Goodwill and other intangibles, net 1,824.5 1,826.4 1,833.3 Deposits 19,021.0 18,918.8 17,707.2 Securities sold under agreements to repurchase 352.9 309.5 304.6 Term debt 852.4 902.7 888.8 Total shareholders' equity 3,916.8 3,920.2 3,849.3 Ratios: Loan to deposit ratio 92.0% 91.9% 95.3% Book value per common share $17.79 $17.80 $17.48 Tangible book value per common share (1) $9.50 $9.51 $9.16 Tangible common equity to tangible assets (1) 9.10% 9.14% 9.35% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan and Deposit Growth Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $16.9 $17.5 (in billions) 19% 15% 16% 3% 1% 9% 6% 5% 16% 6% 4% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of Dec 31, 2016 31% 12% 36% 7% 14% Demand, non-interest bearing Demand, interest bearing Money market Savings Time $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 (in billions) Total Deposits As of Dec 31, 2016 13

Credit Quality 0.77% 0.77% 0.76% 0.77% 0.77% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Allowance for loan and lease losses to loans and leases 0.28% 0.30% 0.27% 0.25% 0.25% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Non-performing assets to total assets 0.10% 0.12% 0.23% 0.24% 0.29% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 1.5% 1.3% 1.4% 1.3% 1.2% 14

Prudent Capital Management

- All regulatory capital ratios remained in excess of well-capitalized and internal policy limits
- Focused on prudently managing capital
  - Quarterly dividend of $0.16 per share, ~3.5% dividend yield
  - Q4 total payout ratio of 61% of operating earnings



Q4 2016 Capital Ratios (1)
9.10%
9.2%
11.4%
11.4%
14.6%
Tangible Common Equity/Tangible Assets
Tier 1 Leverage
Tier 1 Common Risk Based
Tier 1 Risk Based
Total Risk Based
Common
TRUP
LLR

(1) **Regulatory capital ratios are estimates pending completion and filing of the Company's regulatory reports.**

Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

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Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings 17

Non-GAAP Reconciliation – Operating Earnings 18

Non-GAAP Reconciliation – Operating Earnings 19

Non-GAAP Reconciliation – Operating Earnings 20

Non-GAAP Reconciliation – Tangible Book Value 21

Thank you